Exhibit 10.1
                                                                    ------------




                                                                  EXECUTION COPY



    WACHOVIA CAPITAL MARKETS, LLC      MORGAN STANLEY             GOLDMAN SACHS CREDIT
         WACHOVIA INVESTMENT          SENIOR FUNDING, INC.            PARTNERS L.P.
           HOLDINGS, LLC                 1585 Broadway              85 Broad Street
    WACHOVIA BANK, NATIONAL          New York, New York 10036      New York, New York 10004
          ASSOCIATION
         One Wachovia Center
      301 South College Street
Charlotte, North Carolina 28288-0737



                                                 February 22, 2005



Chiquita Brands International, Inc.
250 East Fifth Street
Cincinnati, Ohio  45202
Attention:    John W. Braukman III,
              Senior Vice President and Chief Financial Officer


                                Project Iceberg
                               Commitment Letter
                     $925,000,000 Senior Credit Facilities


Ladies and Gentlemen:

                  Chiquita Brands International, Inc. ("Holdings") and Chiquita Brands L.L.C. ("Chiquita") have advised Morgan Stanley Senior Funding, Inc. ("Morgan Stanley"), Wachovia Capital Markets, LLC ("Wachovia Capital"), Wachovia Investment Holdings, LLC ("Wachovia Investment"), Wachovia Bank, National Association ("Wachovia Bank") and Goldman Sachs Credit Partners L.P. ("GSCP" and, together with Morgan Stanley, Wachovia Capital, Wachovia Investment and Wachovia Bank, the "Lender Parties") regarding your proposed acquisition (the "Acquisition") of certain sister corporations, collectively code-named "Iceberg" (the "Companies"), and certain of their subsidiaries. As we understand the transaction, pursuant to a stock purchase agreement (the "Stock Purchase Agreement") to be entered into with Holdings, Chiquita or another wholly-owned subsidiary of Holdings and the sole shareholder of the Companies (the "Seller"), Chiquita or another wholly-owned subsidiary of Holdings will purchase all of the outstanding capital stock of the Companies for not more than $855 million. The Acquisition, the refinancing (the "Refinancing") of certain existing debt of Holdings and Chiquita and the debt and equity financings contemplated by the foregoing are collectively referred to as the "Transaction".

                  We understand that the funding required to effect the Transaction, to pay the fees and expenses incurred in connection therewith and to provide for the ongoing working capital and general corporate needs of Holdings and its subsidiaries shall be provided solely from (i) cash on hand of Holdings in an amount equal to at least $75 million, (ii) the issuance (either by private placement or an underwritten public sale) by Holdings of unsecured senior notes (the "Holdings Notes") and convertible securities (the "Convertible Securities") or, alternatively, the incurrence of loans under the Tranche C Term Loan Facility referred to below made available to the Borrower as interim financing to the Permanent Financing referred to below (it being understood that (1) the gross cash proceeds received from the combination of the issuance of the Holdings Notes and the Convertible Securities must aggregate at least $350 million, or the borrowing under the Tranche C Term Loan Facility must aggregate at least $225 million and (2) to the extent the gross cash proceeds from the Holdings Notes and the Convertible Preferred Stock exceed $350 million, the commitments under the Term Loan Facilities described below shall be reduced by the amount of such excess) and (iii) the incurrence by Chiquita of a senior secured bank financing (the "Senior Bank Financing") which will be in the form of (w) a term loan facility in the amount of $150 million (the "Tranche A Term Loan Facility"), (x) a second term loan facility in the amount of $350 million (the "Tranche B Term Loan Facility"), (y) if the Holdings Notes and the Convertible Securities are not issued prior to the Closing Date (as hereinafter defined), a third term loan facility in the amount of $225 million (the "Tranche C Term Loan Facility" and, together with the Tranche A Term Loan Facility and the Tranche B Term Loan Facility, the "Term Loan Facilities") and (z) a revolving credit facility in the amount of $200 million (it being understood that, to the extent the Holdings Notes and the Convertible Securities shall be issued on or prior to the Closing Date, the revolving credit facility shall be reduced dollar-for-dollar up to $50,000,000 to the extent the Holdings Notes and the Convertible Securities shall be issued in an amount in excess of $300,000,000 in the aggregate) (the "Revolving Credit Facility", together with the Term Loan Facilities, the "Senior Credit Facilities"). The Senior Credit Facilities shall also be referred to as the "Facilities".

                  You hereby agree to issue and sell as soon as practicable after the date hereof, in a public offering or private placement, debt and/or equity securities (the "Permanent Financing"), the proceeds of which will be used to finance the Transaction or repay any Tranche C Term Loans (as hereinafter defined).

                  Morgan Stanley & Co., Incorporated ("MS"), Wachovia Capital and Goldman Sachs & Co. have also delivered to you a separate engagement letter dated the date hereof (the "Engagement Letter") setting forth the terms on which MS, Wachovia Capital and Goldman Sachs & Co. are willing to act as co-underwriters, co-initial purchasers, co-book-running managers and co-placement agents for (i) the Holdings Notes and the Convertible Securities or (ii) if the Tranche C Term Loan Facility is funded on the Closing Date, the senior notes, the convertible preferred equity securities or any other debt or equity securities of Holdings, the Borrower or any of their respective subsidiaries which may be issued after the Closing Date for the purpose of refinancing all or a portion of outstanding amounts under the Senior Credit Facilities (including, without limitation, the Permanent Financing).

                  Morgan Stanley is pleased to commit to provide, on a several (and not joint basis), for each of the Facilities the amounts set forth on
Schedule I attached hereto on the terms and conditions set forth herein and in the summary of and conditions attached as Annex I (the "Summary of Terms"). Wachovia Bank is pleased to commit to provide, on a several (and not joint basis), for each of the Facilities the amounts set forth on Schedule I attached hereto on the terms and conditions set forth herein and in the Summary of Terms. Wachovia Investment is pleased to commit to provide, on a several (and not joint basis), for each of the Facilities the amounts set forth on Schedule I attached hereto on the terms and conditions set forth herein and in the Summary of Terms. GSCP is pleased to commit to provide, on a several (and not joint basis), for each of the Facilities the amounts set forth on Schedule I attached hereto on the terms and conditions set forth herein and in the Summary of Terms. It is understood that (i) Wachovia Capital shall act as lead arranger and sole book runner for the Revolving Credit Facility and the Tranche A Term Loan Facility, (ii) Morgan Stanley and Wachovia Capital shall act as joint lead arrangers and joint book-runners for the Tranche B Term Loan Facility and the Tranche C Term Loan Facility, (iii) Morgan Stanley shall act as arranger for the Revolving Credit facility and the Tranche A Term Loan Facility, and (iv) GSCP shall act as arranger and documentation agent for the Tranche B Term Loan Facility and the Tranche C Term Loan Facility and (v) Wachovia Bank shall act as administrative agent for the Senior Bank Financing (in such capacity, the "Administrative Agent"). The Lender Parties shall be afforded the protections, placements and conventions traditionally understood to be associated with such roles and titles. Morgan Stanley and Wachovia Capital are hereinafter referred to as the "Lead Arrangers". It is further understood that the Lead Arrangers shall be permitted to designate one or more additional financial institutions as agents or co-agents, as the case may be, with respect to each Facility with your consent (such consent not to be unreasonably withheld), and that no titles may be given, or compensation paid, to lenders in respect of any Facility without the Lead Arrangers' consent. Fees payable to the syndicate for each Facility shall be payable from the amounts payable to the Lead Arrangers and any other co-arrangers as described in the fee letter (the "Fee Letter") executed simultaneously herewith.

                  Each of the Lead Arrangers reserves the right, prior to or after execution of the definitive credit documentation for each Facility, to syndicate all or part of the commitments of Morgan Stanley, Wachovia Bank, Wachovia Investment and GSCP hereunder to one or more lending institutions that will become parties to the appropriate definitive credit documentation in regard of each Facility pursuant to a syndication to be managed by the Lead Arrangers in consultation with you, and the commitments of Morgan Stanley, Wachovia Bank, Wachovia Investment and GSCP hereunder shall be ratably reduced as and when commitments are received from the other financial institutions in regard of each such Facility. The Lead Arrangers shall commence syndication efforts promptly after the execution of this letter by you and you agree actively to assist the Lead Arrangers in achieving a syndication in regard of each Facility that is satisfactory to the Lead Arrangers. Such syndication will be accomplished by a variety of means, including direct contact during the syndication for a Facility between senior management and advisors of Chiquita and the Companies and the proposed syndicate members (such members in respect of the Senior Bank Financing being referred to as the "Lenders"). To assist the Lead Arrangers in their syndication efforts, you hereby agree (a) to provide and cause your advisors to provide the Lead Arrangers and the other relevant syndicate members upon request with all information reasonably deemed necessary by the Lead Arrangers to complete syndication, including but not limited to information and evaluations prepared by you and your advisors or on your behalf relating to the transactions contemplated hereby, (b) to assist the Lead Arrangers upon request in the preparation of an Information Memorandum to be used in connection with the syndication of each of the Facilities, (c) to use your commercially reasonable best efforts to ensure that the syndication efforts of the Lead Arrangers benefit materially from your existing lending relationships and to the maximum extent possible the existing lending relationships of the Companies, (d) at reasonable times and with reasonable notice, to make available your senior officers and representatives, in each case from time to time and to attend and make presentations regarding the business and prospects of the Borrower at a meeting or meetings of Lenders or prospective Lenders and (e) to obtain ratings (prior to the commencement of syndication) for each of the Facilities from Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P"). You hereby agree that the general bank meeting in respect of each of the Facilities shall be held no later than 30 days prior to the consummation of the Acquisition. In addition, you agree that no debt financing for Holdings, Chiquita or the Companies or any of their respective subsidiaries or affiliates shall be syndicated, privately placed or publicly offered to the extent that such financing could have an adverse effect on the syndication of any of the Facilities at any time prior to the earlier of (x) a Successful Syndication (as defined in the Fee Letter) and (y) 180 days after the date hereof, other than the proposed ship financing previously discussed with each of the Lead Arrangers. In addition, you and us will use commercially reasonable efforts to cause the revolving credit lenders under the Existing Credit Agreement (as defined in the Summary of Terms) to become parties to the Revolving Credit Facility.

                  Please note, however, that the terms and conditions of the commitments are not limited to those set forth in this Commitment Letter. Those matters that are not covered or made clear herein or in the attached Summaries of Terms are subject to mutual agreement of the parties. The terms and conditions of the commitments may be modified only in writing. In addition, the commitments hereunder are subject to (a) the preparation, execution and delivery of mutually acceptable loan documentation for each Facility, including a credit agreement incorporating substantially the terms and conditions outlined herein and in the Senior Bank Summary of Terms (the "Senior Credit Agreement"), (b) the absence of a Seller Material Adverse Effect (as defined in the Stock Purchase Agreement referred to in Annex II hereto (the "Stock Purchase Agreement")) and (c) the accuracy and completeness of all representations that you make to us and all information that you furnish to us in connection with this commitment and your compliance with the terms of this Commitment Letter. Each of Morgan Stanley's, Wachovia Bank's, Wachovia Investment's and GSCP's commitment and the agreements of the Lead Arrangers set forth in this Commitment Letter will terminate on the earliest of (i) consummation of the Acquisition or another transaction or series of transactions in which Holdings or any of its affiliates acquires, directly or indirectly, any stock or assets of the Companies, (ii) termination of the Stock Purchase Agreement and (iii) 5:00 p.m. (New York City time) on June 1, 2005, unless the Transaction closes on or before such date.

                  To induce the Lender Parties to issue this letter and to continue with their due diligence efforts, you hereby agree that all reasonable out-of-pocket fees and expenses of the Lender Parties and their affiliates arising in connection with this letter (and their due diligence and syndication efforts in connection herewith) and in connection with the Senior Bank Financing and the other transactions described herein shall be for your account, if and when the Transaction is consummated, the Senior Bank Financing is made available or definitive credit documents are executed in connection with the Senior Bank Financing. Notwithstanding the foregoing, the reasonable fees and expenses of counsel of the Lender Parties and their affiliates (other than internal counsel) arising in connection with this letter and in connection with the Senior Bank Financing and the other transactions described herein shall be for your account, whether or not the Transaction is consummated, the Senior Bank Financing is made available or definite credit documents are executed in connection with the Senior Bank Financing. In addition, you hereby agree to pay when and as due the fees described in the Fee Letter.

                  You further agree to indemnify and hold harmless each of the Lenders (including, in any event, the Lender Parties) and each director, officer, employee and affiliate thereof (each an "Indemnified Person") from and against any and all actions, suits, proceedings (including any investigations or inquiries), claims, losses, damages, liabilities or expenses of any kind or nature whatsoever which may be incurred by or asserted against or involve any such Indemnified Person as a result of or arising out of or in any way related to or resulting from this letter, the Transaction or the extension or syndication of the Senior Bank Financing contemplated by this letter, or in any way arise from any use or intended use of this letter or the proceeds of the Senior Bank Financing contemplated by this letter, and you agree to reimburse each Indemnified Person upon demand for any legal or other out-of-pocket expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any inquiry or investigation) or claim (whether or not any Lender Party or any such other Indemnified Person is a party to any action or proceeding out of which any such expenses arise); provided, however, that you shall not have to indemnify any Indemnified Person against any loss, claim, damage, expense or liability to the extent finally determined by a court of competent jurisdiction to have resulted directly and primarily from the gross negligence or willful misconduct of such Indemnified Person. This letter is issued for your benefit only and no other person or entity may rely hereon. No Lender Party nor any Lender shall be responsible or liable to you, any of the Companies, the Borrower or any other person for consequential damages which may be alleged as a result of this letter.

                  Each of the Lender Parties reserves the right to employ the services of its respective affiliates in providing services contemplated by this letter and to allocate, in whole or in part, to such affiliates certain fees payable to such Lender Party in such manner as such Lender Party and such affiliates may agree in their sole discretion. You acknowledge that each Lender Party may share with any of its affiliates, and such affiliates may share with each such Lender Party, any information related to the Transaction, you, the Borrower, the Companies, any of their subsidiaries or any of the matters contemplated hereby in connection with the Transaction.

                  The provisions of the immediately preceding three paragraphs and the confidentiality provisions set forth below shall survive any termination of this letter.

                  You represent and warrant that (a) all written information (other than the Projections referred to below) (the "Information") that has been or will hereafter be made available by or on behalf of you or by any of your representatives in connection with the Transaction and the other transactions contemplated hereby to any Lender Party or any of its affiliates or representatives or to any Lender or any potential Lender, when taken as a whole, is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made and (b) all financial projections (the "Projections"), if any, that have been or will be prepared by you or on your behalf or by any of your representatives and made available to any Lender Party or any of its affiliates or representatives or to any Lender or any potential Lender in connection with the Transaction and the other transactions contemplated hereby have been or will be prepared in good faith based upon reasonable assumptions at the time they were made (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond your control, and that no assurance can be given that any particular projections will be realized). You agree to supplement the information and projections from time to time so that the representations and warranties contained in this paragraph remain complete and correct.

                  In issuing its several commitment, each of Morgan Stanley, Wachovia Bank, Wachovia Investment and GSCP is relying on the accuracy of the information furnished to it by you or on your behalf or by or on behalf of the Companies (to the extent furnished prior to the date hereof, collectively, the "Pre-Commitment Information"). The several obligations of each Lender Party under this Commitment Letter and of any Lender that issues a commitment for the Senior Bank Financing are made solely for your benefit and for the benefit of your subsidiaries and may not be relied upon or enforced by any other person or entity.

                  You are not authorized to show or circulate this letter or the Fee Letter to any other person or entity (other than (i) to your legal and financial advisors in connection with your evaluation hereof, (ii) to the Seller and its legal and financial advisors and (iii) as required by law or stock exchange requirements) until such time as you have accepted this letter as provided in the immediately succeeding paragraph. If the letter is not accepted by you as provided in the second succeeding paragraph, you are to immediately return this letter (and any copies hereof) to the undersigned. We hereby notify you that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law on October 26, 2001) (the "Patriot Act"), we are required to obtain, verify and record information that identifies you, which information includes names and addresses and other information that will allow us to identify you in accordance with the Patriot Act. This letter may be executed in any number of counterparts, and by the different parties hereto on separate counterparts, each of which counterpart shall be an original, but all of which shall together constitute one and the same instrument.

                  You acknowledge that each of the Lender Parties may provide debt financing, equity capital or other services (including financial advisory services) to parties whose interests regarding the transactions described herein or otherwise may conflict with your interests. Consistent with such Lender Party's respective policy to hold in confidence the affairs of its clients, none of the Lender Parties will furnish confidential information obtained from you or your affiliates to any of its other clients. Furthermore, none of the Lender Parties will use in connection with the transactions contemplated hereby, or furnish to you, confidential information obtained by such Lender Party from any other person.

                  If you are in agreement with the foregoing, please sign and return to the Lead Arrangers (including by way of facsimile transmission) the enclosed copy of this letter, together with the Fee Letter and, to the extent you have accepted this Commitment Letter in respect of the Tranche C Term Loan Facility, the Engagement Letter, no later than noon, New York time, on March 15, 2005 (or such later date as may be agreed in writing among you and the Lead Arrangers). The several commitments set forth in this letter shall terminate (x) at the time and on the date referenced in the immediately preceding sentence unless this letter, the Fee Letter and, to the extent you have accepted this Commitment Letter in respect of the Tranche C Term Loan Facility, the Engagement Letter are executed and returned by you as provided in such sentence or (y) if earlier, immediately upon your acceptance of any commitment from any other person to provide financing in connection with the Acquisition. Upon your acceptance hereof and of the Fee Letter and, to the extent applicable, the Engagement Letter, this Commitment Letter, the Fee Letter and, to the extent applicable, the Engagement Letter shall be a binding agreement between us.

                  By signing this Commitment Letter, each of the parties hereto hereby acknowledges and agrees that (a) the Lender Parties are offering to provide the Senior Credit Facilities (other than the Tranche C Term Loan Facility) separate and apart from the offer to provide the Tranche C Term Loan Facility and (b) the Lender Parties are offering to provide the Tranche C Term Loan Facility separate and apart from the offer to provide the Senior Credit Facilities (other than the Tranche C Term Loan Facility).

                  This letter and the Fee Letter shall be governed by, and construed in accordance with the laws of the State of New York, and any right to trial by jury with respect to any claim, action, suit or proceeding arising out of or contemplated by this letter and/or the related Fee Letter is hereby waived. The parties hereto hereby submit to the non-exclusive jurisdiction of the federal and New York State courts located in the City of New York in connection with any dispute related to this letter or the Fee Letter or any matters contemplated hereby or thereby. Delivery of an executed counterpart of a signature page to this Commitment Letter, the Engagement Letter or the related Fee Letter by pdf or telecopier shall be effective as delivery of a manually executed counterpart of this Commitment Letter or the related Fee Letter, as the case may be.

                 [Rest of this page intentionally left blank.]

                                                    Very truly yours,


                                                    WACHOVIA BANK, NATIONAL
                                                       ASSOCIATION


                                                    By /s/ Richard DiDonato
                                                      --------------------------
                                                       Title: Managing Director


                                                    WACHOVIA INVESTMENT
                                                       HOLDINGS, LLC


                                                    By /s/ Richard DiDonato
                                                      --------------------------
                                                       Title: Managing Director


                                                    WACHOVIA CAPITAL
                                                       MARKETS, LLC


                                                    By /s/ Richard DiDonato
                                                      --------------------------
                                                       Title: Managing Director


                                                    MORGAN STANLEY SENIOR
                                                        FUNDING, INC.


                                                    By /s/ Eugene F. Martin
                                                      --------------------------
                                                       Title: Managing Director


                                                    GOLDMAN SACHS CREDIT
                                                        PARTNERS L.P.


                                                    By /s/ Paul Efron
                                                      --------------------------
                                                       Title: Managing Director

The provisions of this Commitment Letter with respect to the Senior Credit
Facilities (other than the Tranche C
Term Loan Facility) are agreed to and
accepted as of the date first above
written:


CHIQUITA BRANDS INTERNATIONAL, INC.


By /s/ Fernando Aguirre
  ---------------------------------
  Title: Chairman of the Board,
         President and Chief
         Executive Officer


The provisions of this Commitment Letter with respect to the Tranche C Term Loan
Facility are agreed to and accepted as
of the date first above written:


CHIQUITA BRANDS INTERNATIONAL, INC.


By /s/ Fernando Aguirre
  ---------------------------------
  Title: Chairman of the Board,
         President and Chief
         Executive Officer


                                  Schedule I
                               Committed Amounts
                                ($ in millions)

                                       ------------ --------------- ------------- ------------- ------------------
                                         Morgan                                     Wachovia
                                         Stanley    Wachovia Bank       GSCP       Investment   Total Commitments
-------------------------------------- ------------ --------------- ------------- ------------- ------------------
Revolving Credit Facility                 $69.11         $95.85          $35.03           --          $200.00
-------------------------------------- ------------ --------------- ------------- ------------- ------------------
Tranche A Term Loan Facility              $17.65        $132.35           --              --          $150.00
-------------------------------------- ------------ --------------- ------------- ------------- ------------------
Tranche B Term Loan Facility              $97.22        $155.56          $97.22           --          $350.00
-------------------------------------- ------------ --------------- ------------- ------------- ------------------
Tranche C Term Loan Facility             $135.66          --             $29.78        $59.56         $225.00
-------------------------------------- ------------ --------------- ------------- ------------- ------------------

                                                                         ANNEX I

                   SUMMARY OF CERTAIN TERMS AND CONDITIONS*

                     $925,000,000 SENIOR CREDIT FACILITIES

I.       The Parties

Borrower:                           Chiquita Brands, L.L.C., a wholly owned
                                    subsidiary of Holdings.

Joint Lead Arrangers
and Book-Runners:                   The Lead Arrangers.

Administrative Agent:               Wachovia Bank.

Lenders: Wachovia Bank, Wachovia Investment, Morgan Stanley, GSCP and a syndicate of financial institutions and institutional lenders arranged by the Lead Arrangers.

Guarantors:                         All obligations under the Senior Bank
                                    Financing shall be unconditionally
                                    guaranteed by Holdings and each of
                                    Holdings' and the Borrower's direct and
                                    indirect subsidiaries that currently
                                    guarantee obligations under the Existing
                                    Credit Agreement (as defined below) and
                                    future domestic wholly-owned subsidiaries;
                                    provided that the Companies and their
                                    domestic wholly-owned subsidiaries shall only guarantee the obligations under the Tranche B Term Loan Facility (Holdings and all of such subsidiaries being, collectively, the "Guarantors"), subject to customary exceptions and exclusions and release mechanics for transactions of this type.

II.      Description of Credit Facilities Comprising the Senior Bank Financing

         Term Loan Facilities

Tranche A Term
Loan Facility:                      $150,000,000 Tranche A Term Loan Facility.

Maturity and Amortization:          The final maturity of the Tranche A Term
                                    Loan Facility shall be the date which
                                    occurs five years after the Closing Date.
                                    The loans under the Tranche A Term Loan
                                    Facility (the "Tranche A Term Loans")
                                    shall amortize in equal quarterly amounts, with 5% of the aggregate initial principal amount of the Tranche A Loans payable in the first year following the Closing Date, 10% in the second year, 15% in the third year, 20% in the fourth year and 50% in the fifth year (with the final such installment payable on the fifth anniversary of the Closing Date).

-------------------

* Capitalized terms used herein and not defined herein shall have the meanings provided in the commitment letter (the "Commitment Letter") to which this summary is attached.




Tranche B Term
Loan Facility:                      $350,000,000 Tranche B Term Loan Facility.

Maturity and Amortization:          The final maturity of the Tranche B Term
                                    Loan Facility shall be the date which
                                    occurs seven years after the Closing Date.
                                    The loans under the Tranche B Term Loan
                                    Facility (the "Tranche B Term Loans")
                                    shall be repaid during the final year of the Tranche B Term Loan Facility in equal quarterly amounts, subject to amortization of approximately 1% per year prior to such final year.

Tranche C Term
Loan Facility:                      $225,000,000 Tranche C Term Loan Facility.

Maturity and Amortization:          The final maturity of the Tranche C Term
                                    Loan Facility shall be the date which
                                    occurs one year after the Closing Date,
                                    which can be converted to up to eight
                                    years after the Closing Date with no
                                    additional fees. The loans under the
                                    Tranche C Term Loan Facility (the "Tranche
                                    C Term Loans" and, together with the
                                    Tranche B Term Loans and the Tranche A
                                    Term Loans, the "Term Loans") shall be
                                    repaid during the final year of the
                                    Tranche C Term Loan Facility in equal
                                    quarterly amounts, subject to amortization of approximately 1% per year prior to such final year.

Use of Proceeds:                    The Term Loans shall only be utilized (x)
                                    to finance, in part, the Acquisition and the Transaction (including without limitation, the Refinancing) and (y) to pay fees and expenses incurred in connection with the Transaction.

Availability:                       Term Loans may only be borrowed on the
                                    Closing Date. No amount of Term Loans once repaid may be reborrowed.

A.       Revolving Credit Facility

Revolving Credit
Facility:                           $200,000,000 Revolving Credit Facility,
                                    with a letter of credit sublimit and a
                                    swingline to be agreed upon; provided,
                                    that the Revolving Credit Facility shall be reduced dollar-for-dollar up to
                                    $50,000,000 to the extent the Holdings
                                    Notes and the Convertible Securities shall be issued in an amount in excess of $300,000,000 in the aggregate.

Maturity:                           The final maturity of the Revolving Credit
                                    Facility shall be the date which occurs
                                    five years after the Closing Date. Loans made pursuant to the Revolving Credit
                                    Facility (the "Revolving Loans," and
                                    together with the Term Loans, the "Loans") shall be repaid in full on the fifth anniversary of the Closing Date, and all letters of credit issued thereunder shall terminate prior to such time.

Use of Proceeds:                    The Revolving Loans shall be utilized
                                    solely for the Borrower's and its
                                    subsidiaries' working capital requirements and other general corporate purposes, including permitted acquisitions. To the extent the Tranche C Term Loan Facility shall be entered into as of the Closing
                                    Date, up to $75,000,000 under the
                                    Revolving Credit Facility shall be
                                    available to fund the Acquisition.

Availability:                       Revolving Loans may be borrowed, repaid
                                    and reborrowed on and after the Closing
                                    Date. No Revolving Loans may be used to
                                    fund the Transaction (but letters of
                                    credit may be issued to backstop or
                                    replace letters of credit outstanding
                                    under the Borrower's credit agreement
                                    dated as of January 5, 2005 (the "Existing
                                    Credit Agreement")), except to the extent the Tranche C Term Loan Facility shall be entered into as of the Closing Date, in which case up to $75,000,000 shall be available under the Revolving Credit
                                    Facility to fund the Acquisition.

III.     Terms Applicable to the Entire Senior Bank Financing

Closing Date:                       The date on or before June 1, 2005 on
                                    which the conditions precedent to the
                                    initial extension of credit under the
                                    Facilities shall be satisfied (such date being the "Closing Date").

Revolving and Tranche A
Security:                           The Borrower and each of the Guarantors
                                    (other than the Companies and their
                                    subsidiaries) shall grant the
                                    Administrative Agent and the Lenders in
                                    respect of the Revolving Credit Facility and the Tranche A Term Loan Facility a valid and perfected first priority
                                    (subject to certain exceptions to be set forth in the loan documentation) lien and security interest in all of the collateral securing the existing revolving credit facility (collectively, the "General
                                    Collateral").

Tranche B Security:                 (a) Chiquita shall grant the
                                    Administrative Agent and the Lenders in
                                    respect of the Tranche B Facility a valid and perfected first priority security interest in the stock of the Companies and
                                    (b) the Companies and their wholly-owned domestic subsidiaries shall grant the
                                    Administrative Agent and the Lenders a
                                    valid and perfected first priority
                                    security interest in all of their tangible and intangible assets existing as of the date of consummation of the Acquisition and all proceeds and products thereof ((a) and (b), collectively, the "Tranche B
                                    Collateral").

Tranche C Security:                 Chiquita and the Companies shall grant the
                                    Administrative Agent and the Lenders in
                                    respect of the Tranche C Term Loan
                                    Facility a valid and perfected second
                                    priority security interest in the Tranche
                                    B Collateral.

Interest Rates:                     At the option of the Borrower, Loans may
                                    be maintained from time to time as (x)
                                    Base Rate Loans, which shall bear interest at the Applicable Margin in excess of the Base Rate in effect from time to time, or
                                    (y) Eurodollar Loans, which shall bear
                                    interest at the Applicable Margin in
                                    excess of the Eurodollar Rate (adjusted
                                    for maximum reserves) as determined by the Administrative Agent for the respective interest period, provided that until the earlier to occur of (x) the 30th day following the Closing Date and (y) that date upon which each of the Lead Arrangers has determined (and notifies the Borrower) that the Successful Syndication of the Senior Bank Financing (and the resultant addition of institutions as Lenders) has been completed no Eurodollar Loans may be incurred.

                                    "Base Rate" shall mean the higher of (x)
                                    1/2 of 1% in excess of the federal funds rate and (y) the rate that the Administrative Agent announces from time to time as its prime or base commercial lending rate, as in effect from time to time.

                                    The "Applicable Margin" means at any time
                                    (i) in respect of the Tranche A Term Loan
                                    Facility and the Revolving Credit
                                    Facility, (x) for the first six months
                                    after the Closing Date 0.75% per annum in respect of Base Rate Loans and 1.75% per annum in respect of Eurodollar Loans and
                                    (y) thereafter, a per annum percentage
                                    determined in accordance with a pricing
                                    grid to be determined, (ii) in respect of the Tranche B Term Loan Facility, 1.25% per annum in respect of Base Rate Loans and 2.25% per annum in respect of Eurodollar Loans and (iii) in respect of the Tranche C Term Loan Facility, 2.75% per annum in respect of Base Rate Loans and 3.75% per annum in respect of Eurodollar Loans.

                                    The Applicable Margin on all obligations not paid when due under the loan documentation shall increase by 2% per annum.

                                    Interest periods of 1, 2, 3 and 6 months shall be available in the case of Eurodollar Loans (or 9 and 12 months if available to all Lenders).

                                    Interest in respect of Base Rate Loans
                                    shall be payable quarterly in arrears on the last business day of each quarter. Interest in respect of Eurodollar Loans shall be payable in arrears at the end of the applicable interest period and every three months in the case of interest periods in excess of three months. Interest will also be payable at the time of repayment of any Loans, and at maturity. All interest and commitment fee and other fee calculations shall be based on a 360-day year.

Lead Arrangers and
Administrative Agent
Fees: The Lead Arrangers and the Administrative Agent shall receive such fees as have been separately agreed upon with the Borrower.

Unused
Commitment Fees:                    (i) 1/2 of 1% per annum for the first six
                                    months after the Closing Date, and (ii)
                                    thereafter a per annum percentage
                                    determined in accordance with a pricing
                                    grid to be determined, on the unused
                                    portion of each Lender's share of the
                                    Senior Bank Financing, payable (a)
                                    quarterly in arrears and (b) on the date of termination or expiration of the commitments.

Letter of Credit Fees:              Applicable Margin for Eurodollar Loans
                                    which are Revolving Loans on the aggregate outstanding stated amounts of letters of credit plus an additional 1/8 of 1% on the aggregate outstanding stated amounts of letters of credit to be paid as a fronting fee to the issuing bank.

Voluntary Commit-
ment Reductions:                    Voluntary reductions to the unutilized
                                    portion of the Senior Bank Financing,
                                    including the Revolving Credit Facility, may be made from time to time by the Borrower without premium or penalty.

Voluntary Prepayment:               The Borrower may, upon at least one
                                    business day's notice in the case of Base
                                    Rate Loans and three business days' notice in the case of Eurodollar Loans, prepay, in full or in part, the Senior Bank
                                    Financing without premium or penalty;
                                    provided, however, that each partial
                                    prepayment shall be in an amount of
                                    $5,000,000 or an integral multiple of
                                    $1,000,000 in excess thereof; provided
                                    further that any such prepayment of
                                    Eurodollar Loans shall be made together
                                    with reimbursement for any funding losses of the Lenders resulting therefrom;
                                    provided further that so long as the
                                    Tranche A Term Loan Facility shall not
                                    have been paid in full, any Lender under either Tranche B Term Loan Facility may elect to refuse its ratable share of any such prepayment, and its ratable share shall be applied to the Tranche A Term
                                    Loan Facility and to the principal
                                    prepayment installments thereof on a pro rata basis.

Mandatory Prepayment
and Commitment
Reduction:                          (a) All net cash proceeds from sales of
                                    property and assets of Holdings and its
                                    subsidiaries (excluding sales of inventory in the ordinary course of business and other exceptions and baskets to be agreed and subject to a reinvestment provision to be negotiated), (b) all net cash proceeds of Extraordinary Receipts (to be defined in the loan documentation and to exclude cash receipts in the ordinary course of business and to include exceptions, baskets and reinvestment rights to be agreed), (c) all net cash proceeds from the issuance after the Closing Date of additional debt of Holdings and its subsidiaries otherwise permitted under the loan documentation, (d) (i) until the repayment in full of the Tranche C Term
                                    Loans, 100% and (ii) thereafter, 50%, in each case, of all net cash proceeds from the issuance after the Closing Date of additional equity of Holdings and its subsidiaries and (e) 50% (with step-downs as have been agreed) of Excess Cash Flow
                                    (to be defined in the loan documentation) of Holdings and its subsidiaries shall be applied to prepay the Senior Bank
                                    Financing, ratably to the principal
                                    repayment installments of each of the Term
                                    Facilities on a pro rata basis and then to the Revolving Credit Facility (but without a permanent reduction in availability under the Revolving Credit Facility);
                                    provided, however, that so long as the
                                    Tranche A Term Loan Facility shall not
                                    have been paid in full, any Lender under the Tranche B Term Loan Facility may elect to refuse its ratable share of any such prepayment, and its ratable share shall be applied instead as a prepayment to the Tranche A Term Loan Facility; provided, further, that proceeds from sales of General Collateral and Tranche B
                                    Collateral shall be applied first to the prepayment of the loans secured by such General Collateral or Tranche B
                                    Collateral, as the case may be, on a first lien basis, subject to the right of any Lender under the Tranche B Term Loan
                                    Facility to refuse its ratable share of
                                    such prepayment pursuant to the
                                    immediately preceding proviso; provided, further, that all net cash proceeds from issuances of debt and equity shall be applied first to repay the Tranche C Term
                                    Loan Facility until the Tranche C Term
                                    Loan Facility is repaid in full, and
                                    thereafter as set forth above.
                                    Notwithstanding the foregoing (a) upon the issuance of the Holdings Notes and the Convertible Securities, the commitments under the Revolving Credit Facility shall be reduced dollar-for-dollar up to
                                    $50,000,000 to the extent the Holdings
                                    Notes and the Convertible Securities shall be issued in an amount in excess of $300,000,000 in the aggregate, and (b) any purchase price adjustments pursuant to
                                    Section 2.3 of the Stock Purchase
                                    Agreement related to EBITDA (to the extent such adjustments reduce the purchase price) shall reduce the commitments under the Senior Bank Financing, on a dollar-for-dollar basis, in a manner to be mutually agreed.

Documentation:                      The commitments of Wachovia Bank, Wachovia
                                    Investment, Morgan Stanley and GSCP will be subject to the negotiation, execution and delivery of definitive financing agreements (and related security documentation, guaranties, etc.)
                                    consistent with the terms of this letter, in each case prepared by counsel to the Lead Arrangers, it being understood that, except as specifically set forth herein, the loan documentation will be substantially similar to the Existing
                                    Credit Agreement and the related
                                    documents, with such modifications as the Lead Arrangers may deem necessary or appropriate.

Conditions Precedent
to Initial Extension
of Credit:                          Those specified in Annex II.

Conditions Precedent
to Subsequent
Extensions of Credit:               (i) There shall exist no default under any
                                    of the loan documentation, (ii) the
                                    representations and warranties of the
                                    Borrower, each of the Guarantors and each of their respective subsidiaries therein shall be true and correct in all material respects immediately prior to, and after giving effect to, such extension of credit and (iii) the incurrence of such extension of credit shall not contravene the indenture governing Holdings' 7 1/2 Senior
                                    Notes due 2014 and the Borrower shall have provided an officer's certificate to such effect.

Representations and
Warranties:                         Substantially similar to those set forth
                                    in the Existing Credit Agreement, with
                                    such modifications and additional
                                    representations and warranties as the Lead
                                    Arrangers may deem necessary or
                                    appropriate.

Covenants:

                                    (a)     Affirmative Covenants -
                                            Substantially similar to those set
                                            forth in the Existing Credit
                                            Agreement, with such modifications
                                            and additional covenants as the
                                            Lead Arrangers may deem necessary
                                            or appropriate.

                                    (b)     Negative Covenants - Substantially
                                            similar to those set forth in the
                                            Existing Credit Agreement, with
                                            such modifications and additional
                                            covenants as the Lead Arrangers
                                            may deem necessary or appropriate.

                                    (c)     Financial Covenants - Leverage of
                                            Holdings and its subsidiaries on a
                                            consolidated basis, leverage of
                                            the Borrower and its subsidiaries
                                            on a consolidated basis, and fixed
                                            charge coverage of the Borrower
                                            and its subsidiaries on a
                                            consolidated basis. All of the
                                            financial covenants will be
                                            calculated on a consolidated basis
                                            and for each consecutive four
                                            fiscal quarter period, except that
                                            during the first year following
                                            the Closing Date such measurements
                                            shall be pro forma for the
                                            Transaction, and will include
                                            definitions substantially similar
                                            to those set forth in the Existing
                                            Credit Agreement, with such
                                            modifications as the Lead
                                            Arrangers may deem necessary or
                                            appropriate in connection with the
                                            Transaction.


Events of Default:                  Substantially similar to those
                                    set forth in the Existing Credit
                                    Agreement, with such modifications and
                                    additional events of default as the Lead
                                    Arrangers may deem necessary or
                                    appropriate.

Interest Rate
Protection:                         The Borrower shall obtain interest rate
                                    protection in form and with parties
                                    acceptable to the Lenders for a notional amount to be agreed in the final loan documentation.

Expenses:                           The Borrower shall pay all of the
                                    Administrative Agent's and the Lead
                                    Arrangers' reasonable due diligence and
                                    other out-of-pocket expenses incurred by the Administrative Agent or any of the Lead Arrangers, if and when the transactions contemplated hereby are consummated. Notwithstanding the foregoing, the Borrower shall pay all reasonable fees and expenses of counsel for the Lead Arrangers whether or not any of the transactions contemplated hereby are consummated. The Borrower shall also pay the expenses of the Administrative
                                    Agent, the Lead Arrangers and the Lenders in connection with the administration and the enforcement of any of the loan documentation.

Indemnity:                          The Borrower will indemnify and hold
                                    harmless the Administrative Agent, each of the Lead Arrangers, each Lender and each of their affiliates and their officers, directors, employees, agents and advisors from claims and losses relating to the Transaction or the Senior Bank Financing other than claims or losses arising out of the gross negligence or willful misconduct of the indemnified party.

Required Lenders:                   Lenders holding loans and commitments
                                    representing more than 50% of the
                                    aggregate amount of loans and commitments under the Senior Bank Financing.

Waivers &
Amendments:                         Amendments and waivers of the provisions
                                    of the loan agreement and other definitive credit documentation shall require the approval of the Required Lenders, except that (x) the consent of all affected
                                    Lenders shall be required with respect to
                                    (i) increases in commitment amounts, (ii) reductions of principal, interest, or fees, (iii) extensions of, the final maturity date and (iv) changes to the order of applications of prepayments and
                                    (y) the consent of all affected Lenders
                                    shall be required with respect to releases of all or substantially all of the Collateral that secures the obligations of such Lenders or all or substantially all of the value of the guarantees.

Assignments and
Participations:                     Assignments may be non-pro rata and must
                                    be to Eligible Assignees (to be defined in the definitive loan documentation and to include the required consent of the Administrative Agent and the Borrower so long as no Event of Default has occurred and is continuing, such consent not to be unreasonably withheld or delayed) and, in each case other than an assignment to a Lender or an assignment of the entirety of a Lender's interest in the Senior Bank
                                    Financing, in a minimum amount equal to $1 million. Each Lender will also have the right, without consent of the Borrower or the Administrative Agent, to assign (i) as security all or part of its rights under the loan documentation to any Federal
                                    Reserve Bank and (ii) all or part of its rights or obligations under the loan documentation to any of its affiliates. No participation shall include voting rights, other than for reductions or postponements of amounts payable or releases of all or substantially all of the collateral.
                                    Assignments shall be permitted upon the
                                    payment to the Administrative Agent of an assignment fee to be mutually agreed by the Lead Arrangers.

Taxes: All payments to be free and clear of any present or future taxes, withholdings or other deductions whatsoever (other than income taxes in the jurisdiction of the Lender's applicable lending office). The Lenders will use reasonable efforts (consistent with their respective internal policies and legal and regulatory restrictions and so long as such efforts would not otherwise be disadvantageous to such Lenders) to minimize to the extent possible any applicable taxes and the Borrower will indemnify the Lenders and the Administrative Agent for such taxes paid by the Lenders or the Administrative Agent.

Miscellaneous:                      Standard yield protection (including
                                    compliance with risk-based capital
                                    guidelines, increased costs, payments free and clear of withholding taxes and interest period breakage indemnities), eurodollar illegality and similar provisions, defaulting lender provisions, waiver of jury trial and submission to jurisdiction provisions.

Governing Law:                      New York.

Counsel for the
Lead Arrangers:                     Shearman & Sterling LLP.

                                                                        ANNEX II

                             CONDITIONS PRECEDENT
                     $925,000,000 SENIOR CREDIT FACILITIES

                        [Capitalized terms not otherwise defined herein have
                     the same meanings as specified therefor in the Commitment Letter to which this Annex II is attached]


Conditions Precedent
To Closing:

                                    The closing and the initial extension of credit under the Senior Credit Facilities will be subject to satisfaction of the following:

                                    (i)     Each of the Lead Arrangers shall
                                            be reasonably satisfied with (x)
                                            the Stock Purchase Agreement
                                            (including all schedules and
                                            exhibits thereto) (it being
                                            understood that the mark-up by
                                            Skadden, Arps, Slate, Meagher &
                                            Flom LLP of the Stock Purchase
                                            Agreement dated 2/22/05 (with
                                            footer "DeltaView comparison of
                                            pcdocs://nycsr07a/972007/3 and
                                            pcdocs://nycsr07a/972007/4") and
                                            the schedules thereto (with
                                            document number "2550664.2") are
                                            acceptable to each of the Lead
                                            Arrangers) and (y) all other
                                            agreements, instruments and
                                            documents relating to the
                                            Transaction; and the Stock Purchase
                                            Agreement and such other
                                            agreements, instruments and
                                            documents relating to the
                                            Transaction shall not be altered,
                                            amended or otherwise changed or
                                            supplemented or any condition
                                            therein waived in any manner that
                                            could be materially adverse to the
                                            Lenders without the prior written
                                            consent of each of the Lead
                                            Arrangers. The Acquisition shall
                                            have been consummated in accordance
                                            with the terms of the Stock
                                            Purchase Agreement and in
                                            compliance with applicable law. The
                                            Refinancing shall have been
                                            consummated or shall be consummated
                                            concurrently with the initial
                                            extension of credit under the
                                            Facilities

                                    (ii)    The negotiation, execution and
                                            delivery of definitive
                                            documentation with respect to the
                                            Senior Credit Facilities
                                            reasonably satisfactory to each of
                                            the Lead Arrangers and the
                                            Lenders.

                                    (iii)   The Lenders shall have a valid and
                                            perfected (subject to certain
                                            exceptions to be set forth in the
                                            loan documentation) lien and
                                            security interest in such capital
                                            stock (limited, in the case of
                                            foreign subsidiaries, to 65% of
                                            the equity of first-tier foreign
                                            subsidiaries) and in the other
                                            collateral referred to under the
                                            section "Security" above (and of
                                            the priority set forth therein).

                                    (iv)    All governmental approvals
                                            necessary in connection with the
                                            Transaction and the Senior Credit
                                            Facilities shall have been
                                            obtained and shall remain in
                                            effect and all applicable waiting
                                            periods shall have expired without
                                            any action being taken by any
                                            competent authority that could
                                            reasonably be expected to have a
                                            material adverse effect on the
                                            ability of the Borrower and the
                                            Guarantors to perform their
                                            obligations under the loan
                                            documentation in respect of the
                                            Senior Bank Financing.

                                    (v)     Holdings shall not have waived any
                                            of the conditions to its
                                            obligations to closing under the
                                            Stock Purchase Agreement without
                                            the consent of each of the Lead
                                            Arrangers (which shall not be
                                            unreasonably withheld).

                                    (vi)    No additional information that
                                            pertains to the period prior to
                                            the execution of the Commitment
                                            Letter shall have come to the
                                            attention of the Administrative
                                            Agent, any of the Lead Arrangers
                                            or the Lenders that makes the
                                            Pre-Commitment Information (other
                                            than the Projections) provided by
                                            Holdings or the Borrower to the
                                            Administrative Agent, any of the
                                            Lead Arrangers or the Lenders that
                                            relates to Borrower or the
                                            Guarantors (other than the
                                            Companies and their subsidiaries)
                                            untrue in any material respect and
                                            could reasonably be expected to
                                            materially adversely affect the
                                            ability of the Borrower and the
                                            Guarantors to perform their
                                            obligations under the loan
                                            documentation for each Facility.

                                    (vii)   The Lenders shall have received
                                            (a) customary opinions of counsel
                                            for Holdings, the Borrower and the
                                            Guarantors and of local counsel
                                            for the Lenders as to the
                                            transactions contemplated hereby
                                            and (b) such customary corporate
                                            resolutions, certificates
                                            (including solvency certificates)
                                            and other documents as the Lenders
                                            shall reasonably request.

                                    (viii)  There shall exist no default
                                            (other than that which results
                                            from a material adverse change in
                                            Holdings or the Borrower) under
                                            any of the loan documentation for
                                            the Senior Credit Facilities, and
                                            the representations and warranties
                                            of Holdings, the Borrower, each of
                                            the Guarantors and each of their
                                            respective subsidiaries therein
                                            shall be true and correct
                                            immediately prior to, and after
                                            giving effect to, the initial
                                            extension of credit under the
                                            Senior Credit Facilities (other
                                            than a failure to be true and
                                            correct which results from a
                                            material adverse change in
                                            Holdings or the Borrower) (it
                                            being understood that the
                                            representations and warranties
                                            made on the Closing Date relating
                                            to business, assets and
                                            liabilities of the Companies and
                                            their subsidiaries shall be
                                            substantially identical to those
                                            set forth in the Stock Purchase
                                            Agreement).

                                    (ix)    All accrued fees and expenses of
                                            the Administrative Agent, the Lead
                                            Arrangers and the Lenders
                                            (including the reasonable fees and
                                            expenses of counsel for the
                                            Administrative Agent, the Lead
                                            Arrangers and local counsel for
                                            the Lenders for which invoices
                                            have been presented) shall have
                                            been paid.